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                                  EXHIBIT 5.1


                    OPINION OF KENNETH A. KORANDA REGARDING
                    THE LEGALITY OF ANY ORIGINAL ISSUANCE OF
                     THE VOTING COMMON STOCK OFFERED HEREBY
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                                  May 21, 1996




EVEREN Capital Corporation
77 West Wacker Drive
Chicago, IL  60601

Ladies and Gentlemen:

         I have acted as counsel to EVEREN Capital Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance and sale by the Company, through the EVEREN Capital Corporation 1996 New Employee Restricted Stock Purchase Plan, the EVEREN Capital Corporation 1996 Employee Periodic Payroll Stock Purchase Plan, and the EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan, of 5,000,000 shares of the Company's common stock, par value $.01 per share (the "Shares").

         I have examined the corporate proceedings of the Company in connection with the Registration Statement and the transactions contemplated thereby, as well as the Registration Statement and the exhibits thereto. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, evidence of corporate action and other instruments and have made such other investigation of law and fact as I have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations, I have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals. I have also assumed the conformity with the originals of all documents submitted to me as copies.

         Based upon and subject to the foregoing, and to the qualifications hereinafter specified, I am of the opinion, assuming effectiveness of the Registration Statement under the Securities Act 1933, as amended, that:

                 The issuance of the Shares has been duly authorized and, when issued and sold as contemplated by the Registration Statement, such Shares will be legally issued, fully paid and non-assessable.
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EVEREN Capital Corporation
Page 2
May 21, 1996


         The opinion set forth herein relates solely to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Kenneth A. Koranda
                                        ---------------------------------
                                        Kenneth A. Koranda
                                        Senior Vice President and
                                        Senior Attorney